Exhibit 99.2

IAA Q4 2022 Earnings Management Remarks

John Kett, CEO

My remarks will begin with highlights of our 2022 performance and important business trends. I will also provide an operational update and will end with a discussion of our planned combination with Ritchie Bros. Auctioneers, which will set us apart as the world’s leading marketplace for commercial and automotive assets. Susan Healy, IAA’s CFO, will then review our financial performance in more detail.

Please refer to the fourth quarter and full year 2022 earnings press release issued on February 21, 2023, for additional information regarding the non-GAAP financial measures disclosed herein and a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. For fiscal 2022, IAA reported revenue growth of 14.2% to $2.1 billion from $1.8 billion in fiscal 2021, a net income decrease of 0.7% to $292.4 million from $294.4 million in fiscal 2021, and a 28.4% increase in net cash provided by operating activities to $399.3 million from $311.1 in fiscal 2021. For the fourth quarter of fiscal 2022, IAA reported a year-over-year revenue decline of 4.5% to $523.5 million from $549.1 million in fiscal 2021 and net income increase of 6.3% to $77.9 million from $73.3 million in fiscal 2021. As a reminder, fiscal 2021, was a 53-week year with an extra week in the fourth quarter.

We had a strong finish to 2022, with a solid fourth quarter that delivered full-year results slightly ahead of our prior forecast included in the S-4 and Adjusted EBITDA for the year well ahead of consensus expectations prior to our earnings preannouncement on February 13, 2023. Our 2022 revenues of $2.1 billion increased 16% vs. 2021, excluding the 53rd week, and 9% on an organic basis when also excluding the impact of foreign exchange and acquisitions. Adjusted EBITDA came in at $540.6 million for the year, slightly above 2021’s record level when excluding the extra week, despite a number of industry and cost headwinds. I am proud of our team’s ability to deliver this solid performance, executing on our strategy and delivering for our customers each and every day.

A key highlight in Q4 was our performance during and after Hurricane Ian. As I’ve mentioned before, our insurance customers view performance in catastrophic events to be a crucial factor in evaluating salvage providers, and Ian was an excellent opportunity for IAA to demonstrate our superior CAT response capabilities. Ian made landfall in Florida in late-Q3, and our CAT response team quickly deployed to the affected areas. Utilizing IAA’s advanced digital capabilities and substantial available real estate, we picked up over 90% of released assignments within 10 days and quickly began selling CAT vehicles on our global marketplace. Our ability to execute in a speedy and cost-effective manner in response to Hurricane Ian is a direct result of the investments we’ve made in our CAT response capabilities, particularly our industry-leading 1,100 acres of Florida real estate and digital tools such as our tow app, which accelerates our dispatch and towing cycle of salvage vehicles. In the two most recent CAT events, Hurricane Ida, and Hurricane Ian, we supported several of the top insurers, performing very well and receiving overwhelmingly positive customer feedback.

In addition to our investments in CAT real estate, we have continued to invest in our overall footprint, growing it by 24% since our spin-off from KAR in mid-2019, resulting in 45% available capacity to service growth from existing and potential new customers. With over 210 locations and more than 40 years of experience developing real estate for our business, we are well versed in securing appropriate zoning and other regulatory requirements, which allows us to effectively manage our day-to-day operations as well as be nimble in catastrophic situations.

We have also continued to make significant technology investments to deliver a best-in-class, frictionless experience for the sellers and buyers in our marketplace, including offerings such as IAA Loan Payoff®, the only industry solution that offers direct digital integration and settlement with all major financial institutions, and IAA Transport, an all-in-one service that arranges transportation for IAA buyers domestically and in select international markets. Both offerings grew substantially in 2022. IAA Loan Payoff surpassed $3 billion in loans transacted and several of the top ten insurers now use our product. Customer engagement with IAA Transport™ also exceeded expectations and transaction volume grew by 74% in 2022, with continued growth expected into 2023. All these investments have paid off in attracting buyers and sellers to our marketplace.

On the buyer side, our global buyer network has grown by 60% since the spin as a result of leveraging data analytics, increasing our direct-to-buyer-digital marketing, and investing in our global market alliance network, which now includes 20 countries and more than 50 branded locations. During the fourth quarter, we announced a strategic market alliance in Cambodia, strengthening the company’s presence in Southeast Asia, along with an alliance in Qatar, driving our buyer base in the Middle East. When it comes to investing in, and measuring the health of, our marketplace, we focus on the most important metrics for our customers: registered buyers, active bidders per sale and per unit, and vehicles sold per unique buyer, and we perform quite well on these metrics. Overall website traffic, a benchmark used in evaluating other kinds of businesses, is not a good indicator of the health of our marketplace as it does not relate to buyer engagement and bidding behavior and is also not comparable to other companies that participate more broadly in the whole car auction space. As a reminder, we are limited in our ability to fully service the whole car market due to our non-compete with KAR, which was a condition of the spin and expires on June 28, 2024, less than 18 months from now.

On the seller side, we continue to benefit from volume from new customers, including several additional markets from a national top ten insurer, and we signed a multi-year renewal of another top ten IAA customer. These successes, which are evident in our underlying volume growth, are helping us to offset the market share loss from the one large customer we have discussed in the past and set the stage for growth. Compared to 2021 on a 52-week basis, our U.S. volume excluding the one large customer grew 5% in 2022, including 9% growth in insurance volume. We delivered this increase despite overall marketplace headwinds for both our insurance and Dealer, Commercial and Consumer (DCC) customers, particularly in Q4.

In the insurance market, after over a decade of steady increases prior to the COVID-19 pandemic, the industry total loss rate began to decrease in 2021 and dipped below pre-pandemic levels in 2022, reducing the proportion of damaged vehicles assigned to salvage versus repair. We believe that this dynamic, which coincided with the large jump in retail used car prices compared to repair costs, will abate and the total loss rate will resume its historical upward trend. In fact, already in Q4 we saw the first year-over-year increase in the total loss rate in six quarters, with corresponding growth in our assignments, and this momentum is continuing to build in Q1 2023. We expect this total loss percentage increase to drive stronger organic insurance volumes for IAA in the upcoming quarters as we are assigned a greater supply of vehicles and market them through our platform. We also continue to expect secular growth in repair costs over the long term as both vehicle parts and repair processes are impacted by increasing technology complexity and higher labor costs, which will support continued increases in the total loss rate and corresponding salvage vehicle volume.

On the Dealer, Commercial and Consumer, or “DCC” side of our business, tight supply conditions for both new and used cars have pressured wholesale volumes across the industry. According to various industry sources, wholesale used car volumes remain lower than pre-pandemic levels. Another factor limiting our DCC volume is our non-compete agreement with KAR referred to above. We are excited to be able to fully access the whole car market in less than 18 months and consider it to be a key growth opportunity.

Shifting to operations, I want to provide a brief update on our international business – in particular our SYNETIQ operations in the UK. We continue to expand our operational resources to expedite processing and dismantling of vehicles and have been implementing IAA global best practices at SYNETIQ, including daily alignment, metrics tracking and reserve management, to accelerate operational integration. I am pleased to report that these efforts drove improved conversion and cycle times during the quarter, and delivering further improvements will remain a top focus.

Regarding operating costs, we are managing inflationary pressures by driving operational efficiencies and automation of manual tasks throughout the organization. Although challenges in the broader market continue, particularly related to towing and labor costs, we are encouraged by the stabilization of these factors and the lesser impact they had on our margins this quarter.

In summary, with our focus in 2022 on investments in technology, buyer and seller engagement, real estate, and catastrophe response, we have further strengthened our marketplace. In addition, IAA continues to focus on promoting a cleaner and safer planet, which has become more critical than ever, by helping people around the world secure, recycle and reuse materials that would otherwise be discarded.

Our future looks even more exciting with our planned combination with Ritchie Bros. The heavy equipment and salvage vehicle markets are both recession-resistant, asset-light businesses and IAA’s strategic investments align well with Ritchie Bros.’ world-class operational footprint and platform, maximizing the potential value from each of our strategic initiatives and creating an even more resilient and diversified growth model for our shareholders. For example:

•	The combination will leverage each company’s technology investments and data analytics capabilities, creating new offerings with less capital investment and allowing more efficient transaction processing through IAA’s proprietary end-to-end digital auction system.

•	Integrating with Ritchie Bros. will drive an increased fly-wheel effect of a larger, more diversified global marketplace with more sellers and buyers, and will generate cross selling opportunities to increase revenue and earnings.

•	Ritchie Bros.’ management team has significant experience and strong relationships in the automotive claims vertical that, when combined with IAA’s deep industry knowledge and technology advantage, will further enhance our market opportunity and value proposition for sellers.

•	The combination will drive increased buyer engagement, as Ritchie Bros.’ international locations allow IAA buyers to interact with a local branch and simplify payment and transportation logistics.

•	When combined with Ritchie Bros.’ yards, IAA’s substantial real estate footprint and excess capacity will support both the expansion of Ritchie Bros.’ satellite yard strategy and continued growth in IAA’s core business.

•	And IAA’s industry-leading CAT response will become more cost-effective and offer an even stronger value proposition when combined with Ritchie Bros.’ real estate, especially in CAT-prone regions such as Texas and Florida.

I am confident that IAA and Ritchie Bros. shareholders will benefit from the significant cost synergies and revenue opportunities of the combined businesses as well as the acceleration of both companies’ growth strategies. In addition, I strongly believe in the value creation potential for this transaction as, together, we will combine the industry’s leading marketplace capabilities to create a new company with economic resilience and greater earnings power. Simply put, the IAA / Ritchie Bros. combination will accelerate value creation for IAA shareholders.

Let me conclude by thanking all our employees for their continued dedication to executing with excellence for our customers. Their focus on delivering industry-leading technology, innovation and customer service drives my confidence and excitement about our ability to capitalize on the opportunities that lie ahead. Moreover, the combination with Ritchie Bros will further accelerate our growth and maximize opportunities for long-term value creation for all of our stakeholders.

Susan Healy, CFO

These remarks include information on our adjusted non-GAAP results and touch on some key highlights. Please see today's press release for more details on our financial performance and our methodology when calculating non-GAAP results.  See also “Non-GAAP Financial Measures” below.

In addition, for comparative purposes, it is important to note that fiscal 2021 was a 53-week year, with an extra week in the fourth quarter that accounted for approximately $28 million in revenue, approximately $5 million in net income and approximately $11 million in Adjusted EBITDA.

Excluding the impact of the 53rd week in fiscal 2021, we were pleased to have delivered organic revenue growth of 9.3% in 2022. These results were driven by an 11.0% increase in RPU, which more than offset a 1.4% decrease in volume. In addition, organic Adjusted EBITDA declined by 1.2% compared to the comparable 52-week period for 2021.

Turning to our fourth quarter results in more detail…

Excluding the impact of the 53rd week in 2021, consolidated revenues for the fourth quarter of 2022 increased 0.7% compared to 2021, and organic consolidated revenue, which also excludes the impact of foreign currency and revenue from the SYNETIQ acquisition, increased 0.1%. The year-over-year change in organic revenue was driven by an RPU increase of 3.9% and a volume decrease of 3.7%. Service revenue was relatively flat, while vehicle and parts sales declined by 22.9%, primarily due to lower revenue per unit and lower volume of vehicles sold.

The RPU growth in the quarter was driven by higher buyer fees, which have remained strong despite the decline in wholesale used car prices from the record levels we saw in late-2021. Longer term, we expect used car prices to continue to moderate, which may impact RPU, but should bode well for volume growth, as the decision to declare a total loss depends on the relationship between used car prices and the cost to repair a vehicle, the latter of which is also being boosted by increased vehicle complexity.

The volume decrease in the quarter was driven by the loss of volume from the one large customer we have discussed previously as well as softness in the Dealer, Commercial, and Consumer (DCC) sector.  Excluding the impact of this customer as well as the extra week in 2021, U.S. volume grew 0.3% in the quarter, including a 2.9% increase in insurance volume (a 2% increase in insurance excluding CAT vehicles).  As John described, our DCC volumes have been impacted by continuing low inventory in both new and wholesale used vehicle markets, a situation brought on by the supply chain disruptions that began in 2020.  As those markets return to normal conditions, we expect our DCC volumes to recover and grow. Our insurance volumes in the quarter remained healthy despite this year’s 160 basis point decline in the insurance industry total loss rate, from 19.7% in 2021 to 18.1% in 2022, all of which came in the first three quarters of the year.  A reduction in total losses lowers our vehicle assignment volumes, which, due to processing cycle times, reduces sales volume in subsequent quarters   This accounts for the lower rate of U.S. insurance volume growth in the fourth quarter compared to earlier in the year.  Overall, as John mentioned, U.S. insurance volume excluding the impact from the one customer grew 9% in 2022 as a whole.  We were pleased to see the 50 basis point uptick in total loss rate in the fourth quarter, from 19.2% in Q4 2021 to 19.7% in Q4 2022. This also represented a sequential increase of 230 basis points compared to the third quarter. The increase in the total loss rate corresponds to the strength in organic insurance assignments we began to see in Q4 and which is continuing into the first quarter of 2023.

Gross profit in the quarter was $191.3 million, compared to $188.3 million in Q4 last year; and gross margin was 36.5%, compared to 32.2% last quarter and 34.4% in Q4 2021. Year-over-year, 110 basis points of the improvement came from a reduction in the mix of purchased vehicles and parts sales, which declined to 17% of total revenue from 20% in the prior year period.  The remainder came from the RPU increase and higher margin on CAT vehicles, partially offset by continuing cost pressures in towing, labor and occupancy.  Although these costs continue to decrease our margin, the year-over-year impact in the fourth quarter was less than in the first three quarters of 2022.

SG&A expenses increased by 7.0% to $59.3 million. Adjusted SG&A expenses increased by 3.8% to $49.7 million, primarily due to increased headcount.

Net income was $77.9 million and adjusted net income was $81.9 million, or $0.61 per diluted share. Adjusted net income and earnings per diluted share increased 6.4% and 6.5%, respectively, versus the fourth quarter of 2021, excluding the impact of the additional week.

Adjusted EBITDA was $141.3 million for the fourth quarter of 2022. Organic adjusted EBITDA, which excludes the impact of foreign currency and acquisitions and the impact of the 53rd week, increased by 9.0%.

Interest expense increased to $15.0 million, compared to $11.7 million in the fourth quarter last year.

The effective tax rate was 16.1% versus 23.2% in the fourth quarter last year. The tax rate benefited from favorable adjustments of $5.4 million relating to foreign-derived intangible income and state tax planning initiatives. These adjustments were recorded as $3.3 million of discrete items related to prior periods and a $2.1 million benefit related to income in the fourth quarter.

Turning now to our cash flow and balance sheet.

Capital expenditures were $42.4 million for the quarter and $178.3 million for the year. The year-over-year increase in capital expenditures for fiscal 2022 was driven by our decision to acquire locations in Washington, DC, North Carolina and Massachusetts, as well as investments in technology. Our investment in real estate capacity is primarily accomplished via long-term leases. However, we do selectively choose to purchase property where the opportunity fits with our long-term real estate strategy and the economics are favorable.

During the fourth quarter, pursuant to the merger agreement, we did not repurchase any shares. For fiscal 2022, we spent $27.2 million to repurchase approximately 751,285 shares at a weighted average price of $36.25. As of January 1, 2023, we have approximately $338.8 million remaining available under our repurchase program.

Our balance sheet remains very strong, and we ended the quarter with total liquidity of approximately $726.4 million and a leverage ratio of 1.8 times compared to 2.3 times at the end of fiscal 2021. Net cash provided by operating activities during fiscal 2022 was $399.3 million, compared to $311.1 million in the prior year, primarily due to the timing of and collections of accounts receivable and an increase in profitability, net of non-cash adjustments, partially offset by the timing of lease payments, changes in payables and accruals.  Free cash flow for fiscal 2022 was $260 million, an increase from the prior year free cash flow of $176.3 million.

Given the pending transaction with Ritchie Bros., we are not providing a financial outlook for fiscal 2023 at this time.

Non-GAAP Financial Measures:

In this earnings commentary, we refer to the following financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”): organic revenue and organic revenue growth, Adjusted SG&A expenses, Adjusted net income, Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA"), organic Adjusted EBITDA, free cash flow, and leverage ratio (defined as Net Debt divided by latest twelve month’s (“LTM”) Adjusted EBITDA). Each of the non-GAAP measures disclosed in this earnings commentary should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management uses these financial measures to assess the Company’s financial performance, and we believe that these measures provide useful information to investors by offering additional ways of viewing the Company’s operating results.

Additional information regarding the non-GAAP financial measures disclosed herein, and a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, is included under “Note Regarding Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information” in our fourth quarter 2022 earnings release available on our website at https://investors.iaai.com and filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 22, 2023.

Forward-Looking Statements:

Certain statements contained in this communication include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements made that are not historical facts may be forward-looking statements and can be identified by words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions. In this communication, such forward-looking statements include statements about our expectations regarding our pending merger with Ritchie Bros. Auctioneers Incorporated (“Ritchie Bros.”), the impact of macroeconomic and industry trends, our operational and strategic plans and growth expectations. Such statements are based on management’s current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Risks and uncertainties related to our pending merger with Ritchie Bros. that may cause actual results to differ materially include, but are not limited to: the impact the announcement and pendency of the merger may have on our business, including potential adverse effects on partner and customer relationships, which could affect our results of operations and financial condition; the extent to which various closing conditions, including regulatory approvals and approvals by our stockholders, are satisfied; the risk that failure to complete the merger, or a delay in the completion of the merger, could negatively impact our business, results of operations, financial condition and stock price; the uncertainty of the ultimate value our stockholders will receive in connection with the merger; the extent to which various interim operating covenants, with which we will be required to comply while the merger remains pending, constrains our business operations and diverts management’s focus from our ongoing business; the possibility of adverse impacts on our ability to retain and hire key personnel during the pendency of the merger; the extent to which potential litigation filed against us or Ritchie Bros. could prevent or delay the completion of the merger or result in the payment of damages following the completion of the merger; and the extent to which provisions in the merger agreement limit our ability to pursue alternatives to the merger or discourage a potential competing acquirer of us, or result in any competing proposal being at a lower price than it might otherwise be. Additional risks and uncertainties that may cause actual results to differ materially include, but are not limited to: the impact of macroeconomic factors, including high fuel prices and rising inflation, on our revenues, gross profit and operating results; the loss of one or more significant vehicle seller customers or a reduction in significant volume from such sellers; our ability to meet or exceed customers’ demand and expectations; significant current competition and the introduction of new competitors or other disruptive entrants in our industry; the risk that our facilities lack the capacity to accept additional vehicles and our ability to obtain land or renew/enter into new leases at commercially reasonable rates; our ability to effectively maintain or update information and technology systems; our ability to implement and maintain measures to protect against cyberattacks and comply with applicable privacy and data security requirements; our ability to successfully implement our business strategies or realize expected cost savings and revenue enhancements, including from our margin expansion plan; business development activities, including acquisitions and the integration of acquired businesses, and the risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our expansion into markets outside the U.S. and the operational, competitive and regulatory risks facing our non-U.S. based operations; our reliance on subhaulers and trucking fleet operations; changes in used-vehicle prices and the volume of damaged and total loss vehicles we purchase; economic conditions, including fuel prices, commodity prices, foreign exchange rates and interest rate fluctuations; trends in new- and used-vehicle sales and incentives; uncertainties regarding the impact of possible future surges of COVID-19 infections or other pandemics, epidemics or infectious disease outbreaks on our business operations or the operations of our customers; and other risks and uncertainties identified in our filings with the Securities and Exchange Commission (the “SEC”), including under "Risk Factors" in our Form 10-K for the year ended January 2, 2022 filed with the SEC on February 28, 2022 and Item 1A “Risk Factors” in our Quarterly Reports on Form 10-Q filed with the SEC on May 10, 2022 and November 9, 2022. Other risks and uncertainties that are not presently known to us or that we currently deem immaterial may also affect our business or operating results. The forward-looking statements included in this release are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information or events, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Important Additional Information and Where to Find It

In connection with the proposed IAA transaction, RBA filed with the SEC and applicable Canadian securities regulatory authorities a registration statement on Form S-4 to register the common shares of RBA to be issued in connection with the proposed IAA transaction on December 14, 2022 (the “Initial Registration Statement”), as amended by Amendment No. 1 and Amendment No. 2 to the Initial Registration Statement filed with the SEC and applicable Canadian security regulatory authorities on February 1, 2023 and February 9, 2023, respectively (together with the Initial Registration Statement, the “Registration Statement”). The Registration Statement was declared effective by the SEC on February 10, 2023. The Registration Statement includes a joint proxy statement/prospectus which will be sent to the shareholders of RBA and stockholders of IAA seeking their approval of their respective transaction-related proposals. On February 10, 2023, IAA filed a definitive proxy statement on Schedule 14A with the SEC and began mailing to IAA shareholders on February 10, 2023. Each of RBA and IAA may also file other relevant documents with the SEC and/or applicable Canadian securities regulatory authorities regarding the proposed IAA transaction. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that RBA or IAA may file with the SEC and/or applicable Canadian securities regulatory authorities. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND APPLICABLE CANADIAN SECURITIES REGULATORY AUTHORITIES IN CONNECTION WITH THE PROPOSED IAA TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT RBA, IAA AND THE PROPOSED IAA TRANSACTION.

Investors and security holders may obtain copies of these documents (when they are available) free of charge through the website maintained by the SEC at www.sec.gov, SEDAR at www.sedar.com or from RBA at its website, investor.ritchiebros.com, or from IAA at its website, investors.iaai.com. Documents filed with the SEC and applicable Canadian securities regulatory authorities by RBA (when they are available) will be available free of charge by accessing RBA’s website at investor.ritchiebros.com under the heading Financials/SEC Filings, or, alternatively, by directing a request by telephone or mail to RBA at 9500 Glenlyon Parkway, Burnaby, BC, V5J 0C6, Canada, and documents filed with the SEC by IAA (when they are available) will be available free of charge by accessing IAA’s website at investors.iaai.com or by contacting IAA’s Investor Relations at investors@iaai.com.

Participants in the Solicitation

RBA and IAA, certain of their respective directors and executive officers and other members of management and employees, and Jeffrey C. Smith and potentially other Starboard employees, may be deemed to be participants in the solicitation of proxies from the stockholders of RBA and IAA in respect of the proposed IAA transaction under the rules of the SEC. Information about RBA’s directors and executive officers is available in RBA’s definitive proxy statement on Schedule 14A for its 2022 Annual Meeting of Shareholders, which was filed with the SEC and applicable Canadian securities regulatory authorities on March 15, 2022, and certain of its Current Reports on Form 8-K. Information about IAA’s directors and executive officers is available in IAA’s definitive proxy statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2022, and certain of its Current Reports on Form 8-K. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, including information with respect to Mr. Smith, are contained or will be contained in the joint proxy statement/prospectus and other relevant materials filed or to be filed with the SEC and applicable Canadian securities regulatory authorities regarding the proposed IAA transaction when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from RBA or IAA free of charge using the sources indicated above.

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